     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1997

                                                              FILE NO. 333-22583
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              JAKKS PACIFIC, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             DELAWARE                            3944                           95-4527222
   (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
        OF INCORPORATION)                    CODE NUMBER)                  IDENTIFICATION NO.)

  24955 PACIFIC COAST HIGHWAY, #B202, MALIBU, CALIFORNIA 90265 (310) 456-7799
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

          24955 PACIFIC COAST HIGHWAY, #B202, MALIBU, CALIFORNIA 90265 (ADDRESS OF PRINCIPAL OR INTENDED PRINCIPAL PLACE OF BUSINESS)

         JACK FRIEDMAN, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              JAKKS PACIFIC, INC.

  24955 PACIFIC COAST HIGHWAY, #B202, MALIBU, CALIFORNIA 90265 (310) 456-7799
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               MURRAY L. SKALA, ESQ.                           ROBERT K. MONTGOMERY, ESQ.
              GABRIEL KASZOVITZ, ESQ.                            EBEN PAUL PERISON, ESQ.
 FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS,              GIBSON, DUNN & CRUTCHER LLP
                         LLP                               2029 CENTURY PARK EAST, SUITE 4000
               750 LEXINGTON AVENUE                        LOS ANGELES, CALIFORNIA 90067-3026
           NEW YORK, NEW YORK 10022-1200                             (310) 552-8500
                  (212) 888-8200                                   FAX: (310) 551-8741
                FAX: (212) 888-7776

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                        AMOUNT OF SHARES   PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                 TO         OFFERING PRICE PER MAXIMUM AGGREGATE      AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED         SHARE(1)      OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock par value $.001..........     1,800,000            $8.50           $15,300,000         $4,636.36
------------------------------------------------------------------------------------------------------------------
Common Stock par value $.001(2).......      270,000             $8.50            $2,295,000          $695.45
------------------------------------------------------------------------------------------------------------------
Representative's Warrants.............      119,000             $.001               $119               $.04
------------------------------------------------------------------------------------------------------------------
Common Stock par value $.001
  underlying Representative's
  Warrants............................      119,000             $11.05           $1,314,950          $398.47
------------------------------------------------------------------------------------------------------------------
Total.................................                                          $18,910,069        $5,730.32(3)
==================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.
(2) Represents 270,000 shares of Common Stock which the Underwriters have the option to purchase from two of the Selling Stockholders to cover over-allotments, if any.
(3) $7,445.69 has been paid in registration fees.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================
of the Initial Public Offering, and the remaining 246,300 shares were listed as additional registered shares in the Prospectus relating thereto.

     Effective January 8, 1997 the Company issued $6,000,000 in aggregate, of 9% seven-year convertible debentures to Renaissance Capital Growth Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (together "Renaissance"). Net proceeds to the Company after payment of a 6% brokerage commission to Joseph Charles & Associates, Inc. and fees to Renaissance and its attorneys were $5,450,000. The debentures are convertible into 923,077 shares of the Company's Common Stock based on a conversion price of $6.50 per share. When any shares of Common Stock are issued by the Company for consideration per share less than the then existing conversion price of the Convertible Debentures, then in each such case the conversion price shall be reduced to a new conversion price equal to the consideration per share received by the Company for such additional shares of Common Stock; provided however, that prior to such issuance, the Company may request the holders to waive the right to an adjustment of the conversion price and in the event such waiver is not granted by the holders, the Company shall have the right, prior to the issuance of such additional shares, to redeem the Convertible Debenture at 120% of face value. The number of shares of Common Stock into which the debentures are convertible are also subject to adjustment for certain changes in capital structure and other events. The indebtedness must be repaid in part each month beginning December 1999, in the amount of 1% of the then unpaid balance and in full at December 31, 2003. The Company has the right to prepay all or part of such indebtedness in certain events at 120% of their original $6,000,000 face value.

     For its assistance with the Renaissance financing, the Company issued to Joseph Charles & Associates, Inc. a warrant to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $8.00 per share. Such warrant expires on January 8, 2002. Holders of such warrants possess certain demand and incidental registration rights that may require the Company to register for public resale the shares of Common Stock issuable thereunder.

     Exemption from registration under the Securities Act is claimed for the sale of all of the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Securities Act and, in the case of Promissory Notes sold on February 14, 1996, Regulation D under the Securities Act, for transactions not involving a public offering. Each certificate evidencing such shares of Common Stock, Promissory Notes and Convertible Debentures originally bore, and some continue to bear, bears an appropriate restrictive legend, and "stop transfer" orders were originally (and some shares still are) maintained on the Company's stock transfer records for such shares of Common Stock.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


EXHIBIT
 NUMBER
--------
 1.1      Form of Underwriting Agreement (3)
 3.1      Restated Certificate of Incorporation of the Company (2)
 3.2.1    By-Laws of the Company (2)
 3.2.2    Amendment to By-Laws of the Company (3)
 4.1      Form of certificate evidencing shares of Common Stock (2)
 4.2      JAKKS Pacific, Inc. 9.00% Convertible Debenture issued to Renaissance Capital Growth
          & Income Fund III, Inc. dated December 31, 1996 (3)
 4.3      JAKKS Pacific, Inc. 9.00% Convertible Debenture issued to Renaissance US Growth &
          Income Trust PLC dated December 31, 1996 (3)
 4.4      Form of Warrant for 119,000 shares of Common Stock of the Company issuable to the
          Representative, to be dated the date of the Prospectus (3)
 5.1      Opinion, with consent, of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP,
          counsel for the Registrant(3)

EXHIBIT
 NUMBER
--------
10.1      Amended and Restated 1995 Stock Option Plan (3)
10.2      Employment Agreement by and between the Company and Jack Friedman dated January 1,
          1997 (3)
10.3      Employment Agreement by and between the Company and Stephen G. Berman dated January
          1, 1997 (3)
10.4      Asset Purchase Agreement dated October 19, 1995 (as of July 1, 1995) between the
          Company, JP (HK) Limited and Justin (2)
10.5      Convertible Loan Agreement by and between the Company and Renaissance Capital Growth
          & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC dated December
          31, 1996 (3)
10.6      Purchase Agreement among JAKKS Pacific, Inc. and JAKKS Acquisition Corp. and Road
          Champs, Inc., Road Champs Ltd. and Die Cast Associates, Inc. and the shareholders of
          Road Champs, Inc. for the purchase of all of the shares of stock of Road Champs,
          Inc. and Road Champs Ltd. and the operating assets of Die Cast Associates, Inc.
          dated January 21, 1997 (4)
10.7.1    Lease of the Company's offices at 24955 Pacific Coast Highway, Malibu, California
          (2)
10.7.2    Amendment to Lease of Company's offices at 24955 Pacific Coast Highway, Malibu,
          California (3)
10.8      Lease of the Company's warehouse space at 7 Patton Drive, West Caldwell, New Jersey and amendment thereto(4)(P)
10.9      Lease of the Company's showroom at the Toy Center South, 200 Fifth Avenue, New York,
          New York (2)
10.10     Lease of the Company's showroom at the Toy Center North, 1107 Broadway, New York,
          New York (4)(P)
10.11     Lease of the Company's office space at the Peninsula Center, 67 Mody Road,
          Tsimshatsui East, Kowloon, Hong Kong (3)
10.12.1   License Agreement with Titan Sports, Inc. dated October 24, 1995 (2)
10.12.2   Amendments to License Agreement with Titan Sports, Inc. dated April 22, 1996 and
          January 21, 1997 (3)
10.12.3   International License Agreement with Titan Sports, Inc. dated February 24, 1997(3)
10.13     License Agreement with Saban Merchandising, Inc. and Saban International N.V. with amendment dated (3)
10.14     License Agreement with Wow Wee International dated June 1, 1996 (1)
10.15     Agreement with Quantum Toy Concepts Pty, Ltd. dated July 1996 (3)
21        Subsidiaries of the Company (3)
23.1      Consent of Pannell Kerr Forster, Certified Public Accountants, A Professional
          Corporation, Los Angeles, California (3)
23.2      Consent of Pannell Kerr Forster PC, New York, New York (3)
23.3      Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (included in Exhibit
          5.1) (3)
24        Power of Attorney (included in Part II to this Registration Statement) (3)
27        Financial Data Schedule (3)


---------------


(1) Amendment to Schedule B of such exhibit filed herewith. The remainder of this exhibit was previously filed as part of this Registration Statement on Form SB-2.


(2) Filed previously as an exhibit to the Company's Registration Statement on Form SB-2 (File no. 333-2048-LA) dated May 1, 1996, and incorporated herein by reference in its entirety.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, California, on the 14th day of April 1997.


                                          JAKKS PACIFIC, INC.

                                          By:        /s/ JACK FRIEDMAN
                                            ------------------------------------
                                                       Jack Friedman
                                                         President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:


                   SIGNATURE                                 TITLE                   DATE
-----------------------------------------------  -----------------------------  ---------------

               /s/ JACK FRIEDMAN                 Chairman, Chief Executive       April 14, 1997
-----------------------------------------------  Officer (Principal Executive
                 Jack Friedman                   Officer) and President

             /s/ STEPHEN G. BERMAN               Chief Operating Officer,        April 14, 1997
-----------------------------------------------  Executive Vice President,
               Stephen G. Berman                 Secretary and Director

              /s/ JOEL M. BENNETT                Chief Financial Officer         April 14, 1997
-----------------------------------------------  (Principal Financial and
                Joel M. Bennett                  Accounting Officer)

             /s/ MICHAEL G. MILLER               Director                        April 14, 1997
-----------------------------------------------
               Michael G. Miller

              /s/ MURRAY L. SKALA                Director                        April 14, 1997
-----------------------------------------------
                Murray L. Skala

              /s/ ROBERT E. GLICK                Director                        April 14, 1997
-----------------------------------------------
                Robert E. Glick

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER
--------
 1.1      Form of Underwriting Agreement (3)
 3.1      Restated Certificate of Incorporation of the Company (2)
 3.2.1    By-Laws of the Company (2)
 3.2.2    Amendment to By-Laws of the Company (3)
 4.1      Form of certificate evidencing shares of Common Stock (2)
 4.2      JAKKS Pacific, Inc. 9.00% Convertible Debenture issued to Renaissance Capital Growth
          & Income Fund III, Inc. dated December 31, 1996 (3)
 4.3      JAKKS Pacific, Inc. 9.00% Convertible Debenture issued to Renaissance US Growth &
          Income Trust PLC dated December 31, 1996 (3)
 4.4      Form of Warrant for 119,000 shares of Common Stock of the Company issuable to the
          Representative, to be dated the date of the Prospectus (3)
 5.1      Opinion, with consent, of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP,
          counsel for the Registrant (3)
10.1      Amended and Restated 1995 Stock Option Plan (3)
10.2      Employment Agreement by and between the Company and Jack Friedman dated January 1,
          1997 (3)
10.3      Employment Agreement by and between the Company and Stephen G. Berman dated January
          1, 1997 (3)
10.4      Asset Purchase Agreement dated October 19, 1995 (as of July 1, 1995) between the
          Company, JP (HK) Limited and Justin (2)
10.5      Convertible Loan Agreement by and between the Company and Renaissance Capital Growth
          & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC dated December
          31, 1996 (3)
10.6      Purchase Agreement among JAKKS Pacific, Inc. and JAKKS Acquisition Corp. and Road
          Champs, Inc., Road Champs Ltd. and Die Cast Associates, Inc. and the shareholders of
          Road Champs, Inc. for the purchase of all of the shares of stock of Road Champs,
          Inc. and Road Champs Ltd. and the operating assets of Die Cast Associates, Inc.
          dated January 21, 1997 (4)
10.7.1    Lease of the Company's offices at 24955 Pacific Coast Highway, Malibu, California
          (2)
10.7.2    Amendment to Lease of Company's offices at 24955 Pacific Coast Highway, Malibu,
          California (3)
10.8      Lease of the Company's warehouse space at 7 Patton Drive, West Caldwell, New Jersey and amendment thereto(4)(P)
10.9      Lease of the Company's showroom at the Toy Center South, 200 Fifth Avenue, New York,
          New York (2)
10.10     Lease of the Company's showroom at the Toy Center North, 1107 Broadway, New York,
          New York (4)(P)
10.11     Lease of the Company's office space at the Peninsula Center, 67 Mody Road,
          Tsimshatsui East, Kowloon, Hong Kong (3)
10.12.1   License Agreement with Titan Sports, Inc. dated October 24, 1995 (2)
10.12.2   Amendments to License Agreement with Titan Sports, Inc. dated April 22, 1996 and
          January 21, 1997 (3)

EXHIBIT
 NUMBER
--------
10.12.3   International License Agreement with Titan Sports, Inc. dated February 24, 1997(3)
10.13     License Agreement with Saban Merchandising, Inc. and Saban International N.V. with amendment dated (3)
10.14     License Agreement with Wow Wee International dated June 1, 1996 (1)
10.15     Agreement with Quantum Toy Concepts Pty, Ltd. dated July 1996 (3)
21        Subsidiaries of the Company (3)
23.1      Consent of Pannell Kerr Forster, Certified Public Accountants, A Professional
          Corporation, Los Angeles, California (3)
23.2      Consent of Pannell Kerr Forster PC, New York, New York (3)
23.3      Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (included in Exhibit
          5.1) (3)
24        Power of Attorney (included in Part II to this Registration Statement) (3)
27        Financial Data Schedule (3)


---------------


(1) Amendment to Schedule B of such exhibit filed herewith. The remainder of this exhibit was previously filed as part of this Registration Statement on Form SB-2.


(2) Filed previously as an exhibit to the Company's Registration Statement on Form SB-2 (File no. 333-2048-LA) dated May 1 1996, and incorporated herein by reference in its entirety.

(3) Previously filed as part of this Registration Statement on Form SB-2.

(4) Filed previously as an exhibit to the Company's Current Report on Form 8-K, filed February 21 1997 or as schedule 4.2(iii) thereto.